Exhibit 99.1

Dorman Products, Inc. to Acquire Dayton Parts

JUNE 27, 2021

Highlights:

•	Dorman Products, Inc. signed a definitive agreement to acquire Dayton Parts, a leading independent heavy-duty undercarriage aftermarket component supplier for $338 million.
•

The addition of Dayton Parts accelerates Dorman’s heavy-duty growth strategy by adding large and complementary offerings of undercarriage components in the commercial vehicle aftermarket, a vast distribution network and a trusted brand with over 100 years of experience.

•	The acquisition is expected to be immediately accretive to adjusted diluted earnings per share, excluding one-time charges and acquisition-related intangible assets amortization.
•	In connection with the transaction, Dorman expects to enter into a new $600 million revolving credit facility.

COLMAR, PENNSYLVANIA – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ:DORM), a leading brand in the automotive aftermarket, today announced that it has entered into a definitive agreement to acquire Dayton Parts (“Dayton”), for total consideration of $338 million, subject to customary adjustments. The transaction, which is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, is expected to close in the second half of 2021.

Dayton offers a complete line of undercarriage and other related products for commercial vehicles in the United States and Canada, representing one of the most comprehensive single-source product offerings available in the independent commercial vehicle aftermarket. Dayton generated $168 million in net sales for the twelve months ended December 2020, and Dorman anticipates the acquisition of Dayton will be immediately accretive to adjusted diluted earnings per share, excluding one-time charges and acquisition-related intangible assets amortization.

3400 East Walnut Street, Colmar PA 18915

dormanproducts.com

The combined company will have best-in-class heavy-duty supplier capabilities, with strengthened fleet and distributor relationships across the United States and Canada. Dayton provides deep product coverage in the high-touch undercarriage component category, complementing Dorman’s current heavy-duty offering by adding approximately 25,000 SKUs and bringing strong brand recognition to Dorman’s light- and heavy-duty businesses, with a 100-year legacy of aftermarket participation and valuable long-term partnerships.

The acquisition is expected to significantly expand Dorman’s heavy-duty manufacturing and distribution platform, providing strategically placed distribution centers closer to wholesale distributors throughout the United States and Canada. This robust distribution network drives industry leading service speed for Dayton in the heavy-duty space, with an average product delivery time of 1 to 2 days across the United States and Canada, which will help Dorman better serve its current heavy-duty customers.

Kevin Olsen, Dorman’s President and Chief Executive Officer, commented: “This combination aligns with our previously stated strategy to diversify our customer base and product offering by further penetrating the heavy-duty segment, providing us with a complementary and attractive platform in an industry with strong underlying demand trends. Through the combined company, we will be able to offer our increasingly diverse customer base a more expansive product offering with improved distribution efficiency. We will also be able to leverage Dorman’s strong customer network and robust new product development process to accelerate Dayton’s revenue growth. Dayton is a leading independent provider of heavy-duty undercarriage parts and is a highly regarded brand in the marketplace. We are excited to welcome Dayton to the Dorman family and are excited about the value the combined company will generate for our customers and shareholders.”

Paul Anderson, Dayton’s President and Chief Executive Officer, commented: “The combination of Dorman and Dayton is extremely exciting. Our two companies are highly complementary and when you add Dorman’s new product capabilities, the combination gives Dayton a significant opportunity to deliver new solutions to its customers and drive outsized sales growth. We look forward to a successful completion of the transaction and becoming a part of the Dorman family.”

In connection with the transaction, Dorman expects to enter into a new $600 million revolving credit facility, which will replace its existing $100 million revolving credit facility. Borrowings under this new credit facility that are used to complete the transaction will result in net leverage of less than 1.0x. The robust cash flow generation of the combined companies,

3400 East Walnut Street, Colmar PA 18915

dormanproducts.com

along with the new revolving credit facility, are expected to provide Dorman with greater flexibility to execute on its strategic priorities.

Until the transaction closes, both companies will operate independently and execute on their respective strategic priorities.

An investor presentation containing additional information regarding the transaction is accessible on Dorman’s website at DormanProducts.com under "Investor Relations."

About Dorman Products

Dorman gives repair professionals and vehicle owners greater freedom to fix cars and trucks by focusing on solutions first. For over 100 years, we have been one of the automotive aftermarket industry’s pioneering problem solvers, releasing tens of thousands of replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a global organization offering an always-evolving catalog of parts, covering both light-duty and heavy-duty vehicles, from chassis to body, from underhood to undercar, and from hardware to complex electronics. See our full offering and learn more at DormanProducts.com.

About Dayton Parts

Dayton Parts, LLC employs highly skilled and industry expert men and women in all facets of manufacturing, sales and distribution. Its operations are located throughout the United States and Canada. Dayton’s manufacturing plants feature state-of-the-art, spring manufacturing equipment and can produce a vast number of leaf spring designs, including advanced technology high-stress, hard bend and advanced parabolic options such as trailing arms and Z-beams. Dayton is known in the aftermarket for its high-quality brake, spring, steering, suspension and other related product lines.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the net sales, adjusted diluted earnings per share, indebtedness, liquidity, and the Company’s outlook. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should,” “will” and “likely” and similar expressions identify forward-looking statements. However, the absence of these words does not mean the statements are not forward-looking. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-

3400 East Walnut Street, Colmar PA 18915

dormanproducts.com

looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors (many of which are outside of our control) which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: (i) the age, condition and number of vehicles that need servicing; (ii) competition in the automotive aftermarket industry; (iii) the loss or decrease in sales among one of our top customers; (iv) price competition; (v) limited customer shelf space; (vi) customer consolidation; (vii) widespread public health epidemics, including COVID-19; (viii) failure to maintain sufficient inventory or anticipate changes in customer demand; (ix) excess overstock inventory-related returns; (x) the inability to purchase raw materials, components and other items from our suppliers; (xi) the availability and cost of third-party transportation providers; (xii) reliance on new product development; (xiii) changes in, or restrictions on access to, automotive technology; (xiv) quality problems with our products; (xv) inability to protect our intellectual property; (xvi) claims of intellectual property infringement; (xvii) failure to maintain the value of our brands; (xviii) cyber-attacks; (xix) foreign currency fluctuations and dependence on foreign suppliers; (xx) exposure to risks related to accounts receivable; (xxi) changes in U.S. trade policy, including the imposition of tariffs; (xxii) the level of our indebtedness; (xxiii) risks related to accounts receivable sales agreements; (xxiv) the phaseout of LIBOR or the impact of the imposition of a new reference rate; (xxv) our executive chairman and his family owning a significant portion of the Company; (xxvi) unfavorable economic conditions; (xxvii) quarterly fluctuations and disruptions from events beyond our control; (xxviii) unfavorable results of legal proceedings; (xxix) volatility in the market price of our common stock and potential securities class action litigation; (xxx) losing the services of our executive officers or other highly qualified and experienced Contributors; (xxxi) the inability to identify suitable acquisition candidates, complete acquisitions or integrate acquisitions successfully; (xxxii) changes in tax laws; (xxxiii) global climate change and related regulations; (xxxiv) violations of anti-bribery laws; and (xxxv) import and export control and economic sanctions laws and regulations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks, uncertainties and other factors also include, but are not limited to: (i) the proposed transaction may not be completed, or completed within the expected timeframe; (ii) costs relating to the proposed transaction may be greater than expected; (iii) the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; (iv) anticipated tax benefits may not be achieved by the Company; (v) problems may arise in integrating the businesses of the two companies and the integration may not be successful; (vi) the combined companies may be unable to achieve any anticipated synergies or any benefits of the transaction may take longer to realize than expected; (vii) the businesses of one or both companies may suffer as a result of uncertainties surrounding the proposed transaction, including disruption of relationships with customers, employees, suppliers or dealers; (viii) the combined companies may not perform as expected following the closing; (ix) the failure to enter into a new $600 million revolving credit facility or to repay any borrowings thereunder;

3400 East Walnut Street, Colmar PA 18915

dormanproducts.com

and (x) other risks beyond the control of either party. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this press release, reference is made to the information in Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, as amended, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2021. The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Hession, SVP and Chief Financial Officer

dhession@dormanproducts.com

(215) 997-1800

3400 East Walnut Street, Colmar PA 18915

dormanproducts.com